Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Announces February 28, 2018 Assets Under Management

Overland Park, KS, Mar. 12, 2018 — Waddell & Reed Financial, Inc. (NYSE: WDR) today reported preliminary assets under management of $81.4 billion for the month ended February 28, 2018, compared to $84.3 billion on January 31, 2018.

Assets Under Management

($ in Millions)

	Preliminary
	February 28,	January 31,
	2018	2018

Retail	$75,029	$77,611
Institutional	6,401	6,693
Total	$81,430	$84,304

Cautionary Statement

The preliminary information included in this news release reflects management’s estimate based on currently available information.  Estimates are subject to change. Accordingly, you should not place undue reliance upon this preliminary information.

Contacts

Investor Contact:

Nicole Russell, VP, Investor Relations, (913) 236-1880, nrussell@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

About the Company

Through its subsidiaries, Waddell & Reed Financial, Inc. has provided investment management and financial planning services to clients throughout the United States since 1937.  Today, we distribute our investment products through the unaffiliated distribution channel (encompassing broker/dealer, retirement, and registered investment advisors), our broker-dealer channel (through independent financial advisors), and our Institutional channel (including defined benefit plans, pension plans, endowments and subadvisory relationships).  For more information, visit ir.waddell.com.